Exhibit 8.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

January 17, 2024

Six Flags Entertainment Corporation

1000 Ballpark Way, Suite 400

Arlington, Texas 76011

Ladies and Gentlemen:

We are United States tax counsel to Six Flags Entertainment Corporation, a Delaware corporation (“Six Flags”), in connection with the preparation of the registration statement on Form S-4 (as amended or supplemented as of January 17, 2024, and together with the Proxy Statement/Prospectus filed therewith) (Registration No. 333-276255) originally filed with the Securities and Exchange Commission on December 22, 2023, under the Securities Act of 1933, as amended (collectively, the “Registration Statement”).

The Registration Statement is being filed in connection with the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 2, 2023, by and among Cedar Fair, L.P., a Delaware limited partnership (“Cedar Fair”), Six Flags, CopperSteel HoldCo, Inc., a Delaware corporation and subsidiary of Cedar Fair and Six Flags (“CopperSteel”) and CopperSteel Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of HoldCo (“Copper Merger Sub”) (such transactions, including the Six Flags Merger, the “Mergers”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

You have requested our opinion concerning the discussion of the Six Flags Merger set forth in the sections entitled “Material U.S. Federal Income Tax Consequences for Six Flags Holders—U.S. Federal Income Tax Consequences to Six Flags U.S. Holders—Six Flags Merger” in the Registration Statement. In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.        All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Mergers;

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Six Flags

January 17, 2024

b.        All factual representations, warranties and statements made or agreed to by the parties to the Merger Agreement and any agreements referred to in the Merger Agreement (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), in the representation letter provided to us by Six Flags and CopperSteel, and in the representation letter provided to us by Cedar Fair, are true, correct and complete as of the date hereof and will remain true, correct and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

c.        The descriptions of Six Flags and CopperSteel in the Registration Statement and Six Flags’ other public filings are true, accurate and complete;

d.        The description of the Mergers and other transactions related to the Mergers (together, the “Transactions”) in the Registration Statement is and will remain true, accurate and complete, the Mergers will be consummated in accordance with such description and with the Merger Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Mergers will be effective under applicable corporate law as described in the Merger Agreement and the other Agreements; and

e.        The Documents represent the entire understanding of the parties with respect to the Mergers and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions other than the Six Flags Merger, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the sections entitled “Material U.S. Federal Income Tax Consequences for Six Flags Holders—U.S. Federal Income Tax Consequences to Six Flags U.S. Holders—Six Flags Merger” in the Registration Statement,

Six Flags

January 17, 2024

subject to the assumptions, limitations and qualifications stated in the section entitled “Material U.S. Federal Income Tax Consequences for Six Flags Holders” in the Registration Statement (the “Tax Disclosure”), and, in each case as further described in the Tax Disclosure, does not address the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations and expressly assumes that the Special Dividend will be treated as a distribution from Six Flags, and not as additional consideration received in the Six Flags Merger, for U.S. federal income tax purposes.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences for Six Flags Holders—U.S. Federal Income Tax Consequences to Six Flags U.S. Holders—Six Flags Merger” insofar as they address the material U.S. federal income tax considerations for Six Flags U.S. holders (as defined in the Tax Disclosure), and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

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